Exhibit 99.2

FORM OF PRELIMINARY PROXY CARD

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to:
ENTERPRISE BANK N.J. 490 BOULEVARD KENILWORTH, NJ 07033	Proxy Services c/o Computershare Investor Services P.O. Box 505008 Louisville, KY 40233

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENTERPRISE BANK, N.J.

The Board of Directors recommends you vote FOR proposals 1 and 2.

		For	Against	Abstain
1.	To approve the Agreement and Plan of Merger by and among SB One Bancorp, SB One Bank and Enterprise Bank N.J., dated as of June 19, 2018, pursuant to which Enterprise Bank N.J. will merge with and into SB One Bank with SB One Bank surviving the merger.	☐	☐	☐

2.	To adjourn the Enterprise Bank N.J. special meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting, or at any adjournment or postpone of that meeting, to approve the merger agreement.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ENTERPRISE BANK N.J.

Corporate Headquarters and Special Meeting Site:	490 Boulevard Kenilworth, NJ 07033 (telephone: 877-604-5705; web site: www.enterprisebank.net)

Stockholder Inquiries:	If you are a stockholder of record, send inquiries concerning transfer of shares, lost certificates or address changes to the Company's Transfer Agent/Registrar, Computershare, P.O. Box 505008, Louisville, KY 40233

Investor Relations:	Inquiries from stockholders, securities analysts and others in the professional investment community should be directed to Donald J. Haake, President and Chief Executive Officer, Enterprise Bank N.J., 490 Boulevard, Kenilworth, NJ 07033 (telephone: 877-604-5705; e-mail: don.haake@enterprisebank.net)

E33489-TBD

ENTERPRISE BANK N.J.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Donald J. Haake and David J. Onderko as proxies, each with power to act alone and to appoint a substitute, and authorizes each of them to represent and vote as specified on the other side of this proxy, all shares of common stock of Enterprise Bank N.J. which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at       a.m., Eastern Time, on    , 2018, at the headquarters of the Company at 490 Boulevard, Kenilworth, New Jersey 07033, and all adjournments thereof. The shares represented by this proxy will be voted as specified on the other side. If no choice is specified, this proxy will be voted FOR Proposals 1 and 2. The proxies are authorized, in their discretion, to vote such shares upon any other business that may properly come before the Special Meeting.

The undersigned hereby acknowledges receipt of the Proxy Statement of the Company.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed and dated on the other side